EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                      Years Ended December 31,
                                                                 --------------------------------
Dollars in Millions                                                 2000       1999        1998
                                                                 --------    --------    --------
Net income ..................................................    $  611.6    $  389.4    $  338.8
Provision for income taxes ..................................       373.9       207.6       185.0
                                                                 --------    --------    --------
Earnings before provision for income taxes ..................       985.5       597.0       523.8
                                                                 --------    --------    --------
Fixed charges:
  Interest and debt expenses on indebtedness ................     2,497.7     1,293.4     1,040.8
  Minority interest in subsidiary trust holding solely
    debentures of the Company ...............................        19.2        19.2        19.2
  Interest factor-- one-third of rentals on real and personal
    properties ..............................................        19.6        10.6         7.9
                                                                 --------    --------    --------
Total fixed charges .........................................     2,536.5     1,323.2     1,067.9
                                                                 --------    --------    --------
Total earnings before provisions for income taxes and
   fixed charges ............................................    $3,522.0    $1,920.2    $1,591.7
                                                                 ========    ========    ========

Ratios of Earnings to Fixed Charges .........................       1.39x       1.45x       1.49x